Exhibit 99.1

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT: Ashish Pandey Chief Executive Officer T: 770-644-7450 E: Ashish.Pandey@AltisourceAMC.com

Altisource Residential Corporation Announces Acquisition of Non-Performing
Mortgage Pool and Schedules Investor Call for Thursday, February 28, 2013

FREDERIKSTED, USVI, February 21, 2013 (GLOBE NEWSWIRE) -- Altisource Residential Corporation (“Residential” or the “Company”) (NYSE:RESI) today announced that it has completed an acquisition of a pool of non-performing residential mortgage loans having an unpaid principal balance of approximately $121.2 million as of February 1, 2013. The pool was purchased from Ocwen Loan Servicing, LLC pursuant to a Master Mortgage Loan Sale Agreement.

The Company also announced that it has won the preliminary bids on two pools of non-performing mortgage loans from separate sellers with an aggregate unpaid principal balance of approximately $235 million. The Company is actively conducting secondary due diligence on the pools. Subject to satisfactory due diligence results and final agreement on terms, the Company currently anticipates completing the acquisition of these pools in the first quarter of 2013. There can be no assurance that the Company will be able to reach agreement with the sellers regarding the acquisition of these pools on a timely basis or at all.

“We are excited to have made our first purchase of a non-performing loan pool,” stated Ashish Pandey, Chief Executive Officer of the Company. “With the completion of this purchase and the anticipated purchase of the additional pools, our initial capital will be fully invested in line with our strategic plan,” concluded Mr. Pandey.

The Company will host an investor conference call at 1:00 p.m. Eastern on Thursday, February 28, 2013 to discuss the acquisition of the pool. A link to the live audio web cast will be available on the Company's website through the Shareholders home page. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

A replay of the conference call will be available via the Company's website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Altisource Residential Corporation

Residential is engaged in the acquisition and ownership of single-family rental assets. Its primary sourcing strategy is to acquire these assets by purchasing sub-performing and non-performing mortgages. Additional information is available at www.altisourceresi.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management's beliefs and expectations. Forward-looking statements are based on management's beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. Residential undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Residential's ability to achieve its business and strategy and implement its business plan; Residential's ability to leverage strategic relationships on an efficient and cost-effective basis; its ability to compete; the risk that Residential will not enter into or complete the anticipated transactions described in this release; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and financing; and other risks and uncertainties detailed in the "Forward-Looking Statements," "Risk Factors" and other sections of Residential's Registration Statement on Form 10, its Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.